EXHIBIT 10.10

                                     LEASE

     This LEASE entered into this 3rd day of September, 1999 by and between Paul
A. Keany and Edward J. Stewart III, Trustees of Airedale Realty Trust u/d/t dated August 23, 1989 and recorded with the Middlesex South District Registry of Deeds in Book 20028, Page 126, with a mailing address of 53 Temple Street, Wellesley, Massachusetts 02482 (hereinafter "Landlord"), and W.F. Wood, Incorporated, a Massachusetts corporation, c/o SMTC Corporation, a Delaware corporation with a principal place of business at 635 Hood Road, Markham, Ontario, Canada L3R 4N6 (hereinafter "Tenant").

                              W I T N E S S E T H:
                              --------------------

ARTICLE 1 - Grant and Description of Premises
---------------------------------------------

     Landlord, for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by both parties hereto, demises and leases to Tenant, the premises known and numbered as 29 Everett Road, Holliston, Massachusetts, as more particularly described on Schedule A attached hereto (the "Land"), together with the building thereon consisting of approximately 47,570 square feet (the "Building") (the Land and the Building are hereinafter referred to as the "Premises"). The Premises are described on Schedule A attached hereto.

ARTICLE 2 - Preparation for Occupancy
-------------------------------------

     Tenant hereby acknowledges and agrees that Landlord shall have no obligation to repair or improve the Premises except as specifically set forth herein. Tenant may, at its sole cost and expense, construct improvements upon the Premises, subject to the provisions of Article 9 of this Lease.

ARTICLE 3 - Commencement and Length of Term
-------------------------------------------

     The Lease term shall commence, if at all, on the date hereof (the "Commencement Date"). The term of this Lease shall be for one (1) year following the Commencement Date (hereinafter referred to as the "Term") unless sooner terminated or extended as hereinafter expressly provided. Tenant may extend the term of this Lease for an additional four (4) years, provided it has given Landlord written notice to extend the Term at least four (4) months prior to the end of the first year of this Lease, in which event this Lease shall be so extended on the terms and conditions contained herein.

ARTICLE 4 - Rent, Payment of First Month's Rent
-----------------------------------------------

     Tenant shall pay an annual base rent of $300,000.00 during the first year of the Lease. Said annual base rent shall be paid in advance in equal monthly installments on or before the first day of each month. All other sums which Tenant is obligated to pay to Landlord hereunder shall be deemed "Additional Rent" and shall be payable as provided in this Lease. If the Tenant extends the Term of this Lease as provided in Article 3, the annual Base Rent during the extended Term shall be as set forth on Schedule B attached hereto payable in advance in equal monthly installments.

     Tenant shall be obligated to pay to Landlord interest at the rate of eighteen percent (18%) per annum or the maximum legal rate which Tenant may contract for in Massachusetts, whichever is less, on all sums and charges Tenant is obligated to pay under the terms of this Lease from the fifth (5th) day after the date Landlord provides Tenant with notice that said sums and charges are due and remain unpaid until the date said sums and charges are paid in full.

ARTICLE 5 - Use of Premises
---------------------------

     Subject to the restrictions herein, Tenant may use the Premises for any use of the Premises existing on the Commencement Date, for any manufacturing uses, including without limitation, manufacturing uses consistent with Tenant's business as in effect on the Commencement Date (including, without limitation, metal fabrication and wet paint powder coat finishing), and office, storage and other uses ancillary or incidental to any of the foregoing, and for any other lawful business operation (hereinafter, the "Permitted Use"). Any alteration of the Building by Tenant shall be subject to the Landlord's prior written consent if required under Article 9, the restrictions hereinbelow and to all applicable laws and regulations, including, without limitation, zoning, permitting, environmental and conservation requirements, and compliance therewith shall be at Tenant's sole cost and expense.

     Tenant shall adhere to all of the following in its Permitted Use of the
Premises:

     (a) Tenant agrees to conduct Tenant's business at all times in a lawful manner consistent with reputable business standards and practices.

     (b) Except as hereinafter provided, Tenant agrees promptly to comply with all laws, ordinances, orders, licenses, permits and regulations applicable exclusively to Tenant's particular use (collectively, "Applicable Laws"). Tenant may, instead of complying with Applicable Laws, contest the same in good faith and by appropriate proceedings. Tenant also agrees to comply with the future requirements and reasonable recommendations of any insurance company, inspection bureau or similar agency providing services to Landlord with respect to the Premises that apply specifically to Tenant's particular use of the Premises. Tenant agrees not to install any electrical equipment, or permit any use, that overloads the applicable utility lines servicing the Premises. Tenant may, without Landlord's consent or approval, at Tenant's sole cost and expense, install additional utility lines as may be necessary to prevent any such potential overload of utility lines servicing the Premises.

     (c) Tenant agrees not to: (i) make any use of or allow the Premises to be used in any manner or for any purpose that will invalidate or increase the rate of insurance thereof; (ii) use the

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Premises for any purpose whatsoever which might create a nuisance or injure the reputation of the Premises; (iii) overload the floors; (iv) commit or suffer any waste; (v) permit offensive odors other than ordinary odors related to operating Tenant's business to be emitted from the Premises; or (vi) use the Premises in violation of any applicable law, ordinance, rule, by-law, code, license, permit or regulation of any governmental authority (provided that Tenant may contest such laws, in good faith, and by appropriate proceedings).

     (d) From and after the Commencement Date, Tenant shall not use, handle, store or dispose of any oil, hazardous or toxic materials or hazardous or toxic wastes on or about the Premises unless such use, handling, storage or disposal is in compliance with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq.; the Federal
                                                          --- ----
Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq.; the
                                                               --  ----
Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq.; and the Massachusetts
                                               --  ----
Oil and Hazardous Material Release Prevention Act, M.G.L. c. 21E (the "Acts") and any regulations and rulings promulgated pursuant to any of the Acts, as the same may be amended from time to time. If a breach by Tenant, its employees, agents, contractors, guests or invitees of the foregoing covenant results in (i) a release or contamination of the soil or surface or ground water and (ii) loss or damage to person(s) or property; Tenant shall: (1) notify Landlord immediately after obtaining actual knowledge of such release, contamination, claim of contamination, loss or damage; (2) after consultation and approval by Landlord, clean up the contamination to the extent required by all applicable statutes and other governmental regulations and standards; and (3) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, and diminution in the value of the Premises (as reasonably agreed to by the parties through the use of one or more neutral third party appraisers, or if the parties are unable to so agree, by a court of competent jurisdiction), resulting solely from such breach by Tenant, including attorneys' fees arising from, or connection with, any such contamination, claim of contamination, loss or damage, including, without limitation, any claims, suits, causes of action, costs and fees arising under the Acts as the result of such breach by Tenant, provided nothing contained herein shall prevent Tenant from contesting any such liability in good faith, provided it has the financial capability to do so. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing.

     (e) The foregoing notwithstanding, Tenant shall not be responsible for any repairs, alterations or improvements necessary to bring the Premises into compliance with any requirements or recommendations of any insurance company, inspection bureau or similar agency providing services with respect to the Premises, or any law, bylaw, ordinance, code, rule, regulation, order, license, permit, or other legal requirement, that is in effect on the date hereof due to the conditions or use of the Premises (at levels of intensity substantially equal to the level of intensity as of the Commencement Date), as of the date hereof.

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     (f)  Tenant agrees that, within the Premises, it shall be responsible for compliance with the Americans with Disabilities Act (42 U.S.C. (S) 12101 et. seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto resulting from any alteration to the Building or Premises during the Term by Tenant.

     (g) Landlord shall comply with all requirements and recommendations of any insurance company, inspection bureau or similar agency providing services with respect to the Premises, and all applicable laws, bylaws, ordinances, codes, rules, regulations, orders, licenses, permits, and other lawful requirements of governmental bodies having jurisdiction (the "Requirements"), that affect the Premises as of the date hereof to bring the Premises into compliance with the Requirements due to the condition of the Premises as of the date hereof.

     (h) Notwithstanding the foregoing, if Tenant elects to defer its obligations under this Article 5 to comply with Applicable Laws and/or the Acts while contesting the same as permitted under this Article 5, and if in Landlord's reasonable determination, such deferred compliance shall result in a material adverse effect to any then-existing good-faith marketing efforts of Landlord to sell or lease the Premises, Landlord shall notify the Tenant of the same, whereupon Tenant shall have thirty (30) days in which to elect to either
(i) comply with such Applicable Laws and/or Acts as and to the extent required under this Article 5, or (ii) terminate this Lease without any further obligation or liability hereunder.

ARTICLE 6 - Taxes, Special Assessments and Water Charges
--------------------------------------------------------

     Tenant shall pay as Additional Rent hereunder all real estate taxes and assessments, special or otherwise, and all other kinds of governmental impositions and charges, which are, during the Term hereof, levied, assessed or imposed and which are due and payable by Landlord on the Premises, but only to the extent properly allocable to the Term (hereinafter collectively referred to as "Taxes") and all water and sewer charges consumed at the Premises during the Term. Landlord shall provide Tenant with copies of all invoices for Taxes and water and sewer charges upon Landlord's receipt of the same. Tenant shall remit payment to Landlord for such Taxes and water and sewer charges prior to the later often (10) days after Tenant's receipt of said invoices, or ten (10) days before interest or penalty would accrue on such Taxes or water and sewer charges. In the event Tenant does not remit payment to Landlord as provided above, Landlord may pay such invoices for Taxes and water and sewer charges, and all amounts so paid by Landlord shall be immediately reimbursed by Tenant and shall constitute Additional Rent hereunder. Tenant shall have the right, at its sole cost and expense, to apply for an abatement of real estate taxes upon the Premises, provided that Tenant pays all Taxes to Landlord, or directly to the relevant taxing authority, as provided for in this Article 6. Landlord agrees to reasonably cooperate with Tenant in such abatement process and shall execute such forms and other documentation reasonably required by Tenant. Landlord's reasonable expenditures for attorneys' fees, and other costs incurred in connection with such cooperation by Landlord shall be reimbursed by Tenant within thirty (30) days of written notification of such costs by Landlord. Tenant shall be entitled to receive and retain any refund or abatement that may be made of Taxes that were paid by, or on behalf of, Tenant.

     Tenant shall pay directly to the taxing authority involved all taxes based on any personal property of Tenant which shall at any time be on the Premises, including Tenant's installations, additions, improvements, fixtures and other personal property (whether or not title to the same shall have vested in Landlord by reason of any other provision hereof). Landlord and Tenant agree that any betterments and assessments shall be paid over the maximum period allowed by law.

ARTICLE 7 - Utility Charges
---------------------------

     Tenant shall be responsible for the connection of any additional utilities not serving the Premises as of the Commencement Date that are necessary because of a change in, or increase in the intensity of, the use of the Premises by Tenant, and promptly paying all charges for utility services to the Premises during the Term, including, but not limited to, gas, oil, electricity, telephone or any other utility used or consumed by it in the Premises (collectively, "Utilities"). In the event Tenant fails to pay any utility bill within sixty
(60) days after the due date, Landlord may, but shall not be obligated to, pay such bill (without any duty to investigate the validity thereof) in which event such payment shall be deemed Additional Rent hereunder and Tenant shall immediately reimburse Landlord for the amount paid by Landlord. Unless caused by the negligence or willful neglect of Landlord or its employees, agents, contractors or others for whom Landlord is legally responsible, no interruption or discontinuance of any utility, or inability to obtain same, regardless of the nature of the cause, shall be deemed an eviction or disturbance of Tenant, relieve Tenant from any obligation under this Lease, or create any liability on the part of Landlord.

ARTICLE 8 - Repairs and Maintenance
-----------------------------------

     From and after the Commencement Date and during the Term, Tenant shall, at its own cost and expense but subject to Landlord's obligation to reimburse Tenant as hereinafter provided, perform such repairs as are necessary to keep the Premises in as good condition, order and repair as it is on the Commencement Date, except for (i) reasonable wear and use, and (ii) damage by fire or other casualty.

     If in order to comply with its obligations under this Article 8, Tenant must make any capital expenditure or acquires any capital item with respect to the Premises (each, a "Capital Expenditure"), Landlord shall, within thirty (30) days of receipt of an invoice from Tenant, reimburse Tenant for the Capital Excess (as hereinafter defined). As used herein, the term "Capital Excess" shall mean the amount equal to (x) the amount by which the aggregate of all Capital Expenditures in any given lease year of the Term exceed the following respective amount for such lease year: $50,000.00 in each of years I through 3 of the Term, $40,000.00 in year 4 of the Term, and $30,000.00 in year 5 of the Term, less (y) the Annual Charge-Off (as hereinafter defined) for the lease year in which such Capital Expenditures were incurred. Commencing on the anniversary of the Commencement Date next following the lease year in which such Capital Excess occurs and continuing for the duration of the Term, Tenant shall pay Landlord an Annual Charge-Off for each lease year then-remaining in the Term. Each such Annual Charge-Off shall be payable by Tenant to Landlord in equal monthly installments, which shall be due with each installment of base rent.

     As used herein, the "Annual Charge-Off 'shall be defined as the Capital Excess divided by the Weighted Useful Life (as hereinafter defined). As used herein, the "Weighted Useful Life" shall mean (a) the sum of all Capital Expenditures in the relevant lease year after each Capital Expenditure is multiplied by its respective Useful Life (as hereinafter defined), divided by
(b) the total of all Capital Expenditures in the relevant lease year.

     As used herein, the "Useful Life" shall be expressed in years and shall be reasonably determined in accordance with generally accepted accounting principles consistently applied and in effect at the time of the acquisition of the capital item, provided however, that the Useful Life shall in no event exceed seven (7) years.

     If Landlord shall fail to reimburse Tenant for the Capital Excess within thirty (30) days after receipt of an invoice therefor from Tenant, Tenant shall be entitled to deduct an amount equal to the Capital Excess from the next installment(s) of rent due hereunder until Tenant is fully reimbursed for the Capital Excess. Tenant shall supply Landlord with reasonably sufficient supporting documentation in respect of each Capital Expenditure to enable Landlord to determine the nature of such Capital Expenditure.

ARTICLE 9 - Tenants Alterations and Improvements
------------------------------------------------

     Tenant may, at its sole expense, make interior, non-structural alterations to the Premises without Landlord's consent or approval. If Tenant is not in default of this Lease, Tenant may remove such interior nonstructural alterations, and shall promptly repair any damage to the Premises occasioned by such removal at the expiration of the Lease. Tenant shall obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, to make exterior, structural alterations, additions or leasehold improvements to the Premises, provided that such alterations, additions or leasehold improvements shall (a) be of the same quality, design and class as the existing improvements to the Premises, (b) become the property of the Landlord at the expiration of the Lease, and (c) be at Tenant's sole cost and expense.

     Tenant shall promptly pay all contractors and materialmen hired by Tenant to furnish any labor or materials for any alterations, leasehold improvements or additions provided for in this Article 9. Should any lien of any nature or type be made or filed due to any act or omission of Tenant, Tenant shall bond against or discharge same within ten (10) days after the Tenant obtains actual notice that the lien is made or filed. If the Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord and all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord as additional rent on the first day of the next month following Tenant's receipt of a bill from Landlord itemizing said costs. The foregoing notwithstanding, Tenant may contest such claims in good faith and by appropriate proceedings and subject to the terms and conditions hereof.

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

ARTICLE 10 - Signs
------------------

     Tenant shall have the right, at its sole expense, to erect signs on the Premises, provided that they are in conformity with existing municipal regulations. Landlord, however, reserves the right to require Tenant to modify the size and location of its sign anytime during the Term of this Lease in accordance with any change in the municipal regulations requiring such modification.

ARTICLE 11 - Quiet Enjoyment
----------------------------

     Provided Tenant is not in default, Tenant shall have the peaceable and quiet enjoyment and possession of the Premises during the Term hereof without any hindrance or molestation.

ARTICLE 12 - Access to Premises
-------------------------------

     Landlord or Landlord's agents or representatives shall have the right to enter the Premises at reasonable times and upon at least twenty-four (24) hours prior written notice to examine same, and to show it to prospective purchasers or prospective Tenants of the Premises, provided such entry shall not unreasonably interfere with Tenant's occupancy of or business in the Premises. Entry shall be permitted at any time when Landlord deems an emergency exists which warrants such entry for emergency repairs or otherwise. Any such entries provided herein shall not constitute eviction of Tenant in whole or in part, and the rent reserved hereunder shall not abate while such work is being done on or to the Premises by reason of loss or interruption of Tenant's business or otherwise.

ARTICLE 13 - Security
---------------------

     Landlord does not assume responsibility to provide any security measures at the Premises and shall not be liable for failure to provide same or for inadequacy thereof to Tenant, its agents, employees, invitees, subtenants or any third party. Tenant shall indemnify and hold Landlord harmless from any loss, cost, damage or expense, including reasonable attorney's fees, for any injuries or other damages arising from claims for failure to provide adequate security at the Premises.

ARTICLE 14 - Destruction of Premises by Fire or other Casualty
--------------------------------------------------------------

     Except as otherwise provided below, in the event of partial or total destruction of the Building by fire or other casualty, Landlord shall, as promptly as practicable, repair, reconstruct or replace the portions of the Building destroyed to as nearly as possible their condition prior to such destruction. During the period of repairs or restoration, this Lease shall continue in full force and effect and there shall be an abatement of base rent and additional rent hereunder in proportion to the percentage of space within the Building rendered untenantable by such fire or other casualty.

     If twenty-five (25%) percent or more of the Building is so extensively destroyed by fire or other casualty (i) that is not susceptible of repair, reconstruction or replacement (x) within six (6) months from the date of such destruction, or (y) with the insurance proceeds reasonably anticipated

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to be available to Landlord as the result of such fire or other casualty, (ii)
that occurs during the initial one-year Term and Tenant does not provide notice to Landlord within thirty (30) days after such fire or other casualty of Tenant's election to extend the Term of the Lease pursuant to Article 3, which notice Tenan t may provide to Landlord, notwithstanding the terms and provisions of Article 3, at any time during such 30-day period, or (iii) that occurs during the last year of the extension period of the Term, Landlord or Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after the date of such destruction. In the event of termination as aforesaid, this Lease shall terminate as of, and base rent and additional rent shall be appropriately apportioned through and abated from and after, the first rental payment date occurring after the delivery of the notice of termination. In addition to Tenant's foregoing rights, if after a fire or other casualty, Landlord is unable to repair or restore the Premises to a condition reasonably sufficient for the operation of Tenant's business within six (6) months from the date of such damage or destruction, Tenant may terminate this Lease by giving written notice to Landlord no later than thirty (30) days after the expiration of such six-month period.

ARTICLE 15 - Condemnation
-------------------------

     If the whole of the Premises shall be acquired or condemned under eminent domain proceedings, then the Term of this Lease shall cease and terminate when the Premises are taken. All payment obligations of Tenant hereunder shall cease on said termination date.

     In the event of a taking of a portion of the Premises and as a result of said taking the total floor area remaining in the Premises and the total area available for parking shall be reduced to less than seventy-five percent (75%) of the total floor area in the Premises and the total area available for parking at the commencement of the Term hereof, then at the election of the Tenant, this Lease may be terminated as of the date when the Tenant is required to vacate the portion of the Premises so taken. In the event Tenant determines to remain in operation, all base rent shall be reduced pro rata and Landlord shall, within six (6) months after said condemnation, rebuild the Premises on the space available, unless, delayed through causes beyond its control, including the attainment of taking, or insurance proceeds for the same; in which case the Landlord shall rebuild the Premises in as diligent a manner as possible. If the Premises are rebuilt by Landlord, the base rent shall be appropriately adjusted.

     In any event, Tenant shall have no claim against Landlord by reason of such taking or termination and shall not have any claim or right to any portion of the amount that may be awarded or paid to Landlord as a result of any such taking; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law for moving expenses, or removal of trade fixtures, or loss of business goodwill only if such action shall not reduce the amount of compensation otherwise recoverable by Landlord from the condemning authority. Except as aforesaid, the entire compensation awarded in or by reason of said eminent domain proceedings shall belong to Landlord without any deduction therefrom for any present or future estate or interest of Tenant and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation together with any and all rights, estate and interest of Tenant now existing or hereafter arising in and to the same or any part thereof.

ARTICLE 16 - Insurance and Indemnity
------------------------------------

     Landlord agrees to purchase and keep in full force and effect insurance on Landlord's buildings, fixtures and leasehold improvements located on the Premises against fire and such other risks as may be included in its extended coverage insurance covering up to one hundred percent (100%) of the replacement costs of the buildings, fixtures and leasehold improvements located on the Premises with vandalism and malicious mischief coverage. Tenant shall pay as Additional Rent hereunder the cost of said insurance.

     Tenant, at its expense, shall maintain and keep in effect at all times while it is occupying the Premises, the following insurance coverage:

     (a) comprehensive general liability insurance and property insurance in which the limits of public liability shall not be less than $3,000,000.00 per person and per accident, and in which the limit of property damage shall not be less than $1,000,000.00. The policy shall also include contractual liability covering the indemnity provisions of this Lease, premises operations liability, independent contractors liability, personal injury liability, civil assault and battery coverage and such other coverage as the Landlord may reasonably require from time to time that are customarily carried by responsible comparable tenants in comparable buildings in Holliston, Massachusetts;

     (b) workers' compensation insurance as required by statute, and employers' liability insurance in which the liability limits shall not be less than $1,000,000.00 for bodily injury by accident, each accident; $1,000,000.00 bodily injury by disease, each disease; and $2,000,000.00 bodily injury by disease, policy aggregate;

     (c) automobile liability insurance with a combined single limit of not less than $1,000,000.00 for each accident applying to all owned, hired and non-owned vehicles;

Such policies (except the workers' compensation and employers' liability) shall name the Landlord, any other parties in interest designated by Landlord as additional insureds, and the Tenant as the insured party, and shall contain a clause that the insurer shall not cancel such policies without at least thirty
(30) days prior written notice to Landlord and shall be issued by insurers of recognized responsibility licensed to do business in the Commonwealth of Massachusetts.

     Tenant shall deliver to Landlord certificates of such insurance coverage prior to the date Tenant takes possession of the Premises under this Lease, and, at least thirty (30) days before any such policy shall expire, Tenant shall deliver a certificate of replacement policy to Landlord. Tenant shall not be required to carry plate glass insurance covering breakage of plate glass on the exterior and interior of the Premises, but shall be required to repair and/or replace any plate glass breakage as expeditiously as possible, unless caused by the negligence or willful misconduct of Landlord or its agents, employees, contractors or others for whom Landlord is legally responsible (collectively "Landlord's Affiliates"), in which case such repair and/or replacement shall be Landlord's responsibility. Repairs and/or replacement of any plate glass shall be of like kind and quality.

     Tenant waives all claims against Landlord and Landlord's Affiliates except those arising out of Landlord's failure to fulfill its obligations under this Lease, or the negligence or willful misconduct of Landlord or Landlord's Affiliates, for injury to persons, damage to property, or to any other interest of Tenant sustained by Tenant, its employees, agents, invitees, subtenants or any person claiming through Tenant resulting from any occurrence in or upon the Premises, including, but not limited to, such claims for damages resulting from:
(a) any equipment or appurtenances becoming out of repair; (b) the Premises being out of repair; (c) injury or damage done or occasioned by wind, water, flooding, freezing, fire, explosion, excessive heat or cold, vandalism, riot or disorder or other casualty; (d) any defect in or failure in the utility connections, plumbing equipment, heating equipment, air conditioning equipment, electric wiring, utilities, steam pipes, stairs, railings or walls; (e) broken glass; (f) the bursting, leaking, backup, or running of any water closet, sewer pipe, waste pipe, drain, cooling, coil or any other pipe or tank; (g) the escape of steam or hot water; (h) water, snow or ice being upon or coming through the roof, stairs or walks of the Premises; (i) the falling of any fixture, plaster or stucco; and (j) any act, omission, or negligence of other persons in the Premises, provided however, that such waiver shall not apply to conditions existing on the Commencement Date.

     Tenant agrees to indemnify, defend and hold harmless Landlord and their agents and employees, from and against all claims, liabilities, losses, damages and expenses for injury to or death to any person or loss of or damage to property in or upon the Premises, except for such claims, liabilities, losses, damages and expenses which result from the gross negligence or willful misconduct of Landlord or Landlord's Affiliates, or with respect to claims, liabilities, losses, damages and expenses resulting from Landlord's failure to fulfill its obligations under this Lease, all as finally determined by a court of competent jurisdiction. It is further understood and agreed that all property kept, stored or maintained in or upon the Premises (excluding property of Landlord or Landlord's Affiliates) shall be at the risk of Tenant. The foregoing indemnity shall be in addition to Tenant's obligation to supply the insurance as required in this Article and not in discharge of or substitution for same.

     Landlord agrees to indemnify, defend and hold harmless Tenant from and against all claims, liabilities, losses, damages and expenses for injury to or death to any person or loss of or damage to property in or upon the Premises, which result from the acts or omissions of Landlord or Landlord's Affiliates, or with respect to claims, liabilities, losses, damages and expenses resulting from Landlord's failure to fulfill its obligations under this Lease, all as finally determined by a court of competent jurisdiction.

     Landlord agrees to indemnify and hold Tenant harmless from and against any and all liability due to its compliance or failure to comply with Acts, or the compliance or failure to comply with the Acts by owners or occupants of the Premises prior to the date hereof. Included in the foregoing indemnity are losses and damages arising out of any claims, suits, causes of action, costs and fees related to such liabilities, provided that nothing contained herein shall prevent Landlord from contesting any such liability in good faith, provided it has the financial capability to do so, and provided further that any such contest would not result in a material adverse effect to Tenant's business operations at the Premises.

     Notwithstanding any other provision hereof, Landlord and Tenant waive all rights to recover against each other for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Article 16 or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Premises or the contents of either of them.

ARTICLE 17 - Assignment-Subletting
----------------------------------

     Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises without obtaining on each such occasion Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and provided that the term of any such sublease does not extend beyond the Term of the Lease. If with such consent, there is any sublease of all or any part of the Premise, Tenant shall pay Landlord (i) the amount by which any rent or other consideration paid to Tenant by any subtenant exceeds the amounts (including base rent and Additional Rent) which Tenant is paying Landlord under the provisions of this Lease, and (ii) any other profit or gain realized by Tenant from such subletting. All sums payable hereunder by Tenant shall be paid to Landlord as Additional Rent immediately upon the receipt thereof by Tenant.

     The foregoing notwithstanding, the consent of Landlord shall not be required if Tenant assigns or transfers the Tenant's interest:

     (a) in connection with any merger, consolidation, reorganization or other corporate restructuring of the Tenant; or

     (b) in connection with any sale of all or substantially all of the stock or assets of the Tenant (and, Tenant shall be released from its liability under the Lease upon an assumption of the Lease by any successor to the Tenant who acquires all or substantially all of the Tenant's stock or assets); or

     (c) to any affiliate of the Tenant (i.e., any entity controlling, controlled by, or under common control with, directly or indirectly);

provided that in any such case, the successor shall have net worth equal to or greater than Tenant as of August 31, 1999, subject to reasonable accounting adjustments.

ARTICLE 18 - Additional Covenants
---------------------------------

     Tenant covenants and agrees as follows:

     (a) Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures;

     (b) Tenant shall provide, at its sole cost, such pest examination as Landlord may reasonably request from time to time during the Term of this Lease.

ARTICLE 19 - Subordination, Estoppel and Landlord's Consents
------------------------------------------------------------

     This Lease shall be subject and subordinate at all times to the lien of existing and future mortgages on the Premises, but only if, with respect to any such future mortgages, the mortgagee agrees in writing, to the reasonable satisfaction of Tenant, that for so long as there exists no event of default hereunder by Tenant, such mortgagee will not, before or after foreclosing, taking possession of the Premises, or otherwise exercising any of its rights under such mortgage, disturb Tenant's possession of the Premises or any of Tenant's rights under this Lease. Tenant covenants and agrees to execute and deliver, upon reasonable notice, such further instruments subordinating, this Lease to the lien of any such instruments as shall be desired by Landlord, or any mortgagee or trustees under trust deeds.

     The provisions of the above paragraph shall be self-operative with respect to existing mortgages on the Premises and no further instrument shall be required; provided, however, in confirmation thereof, Tenant shall execute such further assurance as may be requested. Tenant further, to the extent not prohibited by law, waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is brought, prosecuted or completed.

     Within ten (10) days after request by either party, the other party agrees to deliver an estoppel certificate to any proposed mortgagee or purchaser, Tenant, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are not defenses or offsets thereto, or stating those claimed by the other party.

     Landlord shall exercise reasonable best efforts to arrange with the holder of any existing underlying mortgage or trust deed for an agreement that if, by foreclosure or otherwise such holder, or any successor in interest, comes into possession of the Premises, becomes the owner of the Premises, or takes over the rights of Landlord in the Premises, it will not disturb the possession, use or enjoyment of the Premises by Tenant - in accordance with the terms and provisions of this Lease, so long as Tenant is not in default under any of the covenants, conditions and agreements contained in this Lease beyond all applicable grace or cure periods. Failure by Landlord to obtain such arrangements shall not relieve Tenant from any obligation under this Lease, or create any liability on the part of Landlord.

     Landlord hereby consents to the grant by Tenant to one or more of Tenant's lenders of a lien on and security interest in all assets and personal property of Tenant from time to time located at the Premises, including, but not limited to, all accounts receivable, inventory, goods, machinery and equipment installed by Tenant (the "Personal Property"). At the request of any such lender, Landlord shall execute and deliver such lender's form of consent and waiver agreement, which may include, without limitation, a waiver by Landlord of any and all security interests, liens, claims or other similar rights, including, without limitation, rights of levy or distraint for rent, that Landlord may have in or on the Personal Property, and an agreement by Landlord that such lender shall have the right of reasonable access to the Premises for the purpose of removing the Personal Property within thirty (30) days after Tenant's default under this Lease or upon Tenant's default under any lending arrangements between such lender and Tenant, subject to the Tenant's obligations under Article 30 hereof, and further provided that such lender shall comply with the terms and provisions of this Lease in respect of such period of occupancy.

ARTICLE 20 - Default
--------------------

     The occurrence of any one or more of the following events shall constitute an "event of default" hereunder:

     (a) Tenant's failure to pay rent, utilities, taxes, insurance premiums or any other obligations payable by Tenant hereunder within five (5) days after notice from Landlord that the same was not paid when due;

     (b) Tenant's default in any of the other terms, conditions or covenants herein contained, which default is not cured within thirty (30) days after the date of written notice of such default, or such longer period of time as is reasonably necessary to cure such default if the same cannot be cured within thirty (30) days, provided that Tenant has commenced curing such default within said thirty (30) day period and is diligently pursuing said cure;

     (c) Tenant's insolvency or making of an assignment for the benefit of creditors;

     (d) Tenant's filing, or having filed against it, any petition under any bankruptcy or similar laws which is not discharged within sixty (60) days of said filing;

     (e) Tenant's assets being levied upon in anticipation of a sheriffs or constable's sale thereof;

     (f) appointment of a receiver to administer Tenant's assets or operate Tenant's business.

     Upon the occurrence of an event of default hereunder, Landlord may declare the Term of this Lease terminated, and pursue all legal and equitable remedies available to it under the laws of the Commonwealth of Massachusetts resulting from Tenant's breach, including, but not limited to, re-entering the Premises by summary proceedings or otherwise, expelling Tenant and removing all of Tenant's property therefrom or bringing an action to recover all rents, and all other charges due hereunder from Tenant for the remaining Term of the Lease. In addition, Landlord shall be entitled to all costs incurred as a result of Tenant's breach, including, but not limited to, all reasonable attorneys' fees incurred to correct such default and/or to pursue all remedies available to Landlord.

     Upon and after any such termination of this Lease, Landlord shall make commercially reasonable efforts to, relet all or any part of the Premises for the account of Tenant for such rent and upon such terms and to such person, firm or corporation and for such period or periods as Landlord in Landlord's sole discretion shall determine. Landlord shall not be required to accept any prospective lessee offered by Tenant, or to observe any instruction given by Tenant about such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent reasonably deemed by Landlord necessary for re-letting the Premises. All consideration received by the Landlord for reletting the Premises shall be the sole property of Landlord. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay the rental and Tenant's other obligations reserved in this Lease and all of Landlord's other costs and expenses related to the reletting of the Premises, Tenant agrees to pay to Landlord the deficiency upon demand.

     The failure of either party to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease or to exercise any right or privilege herein conferred shall not be construed as thereafter waiving or relinquishing either party's right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of any default or right shall not constitute waiver of any other default, and the receipt of any rent by Landlord from Tenant or any assignee of Tenant, or of any portion thereof, shall not operate as a waiver therein contained, of any of Landlord's rights hereunder unless evidenced by the Landlord's written waiver thereof.

     Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default in the exercise of diligence so long as Landlord has commenced curing such default within said thirty (30) day period, after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

ARTICLE 21 - Unperformed Covenants of Tenant
--------------------------------------------

     In the event Tenant shall fail to comply with and perform any of the covenants, conditions or agreements herein contained on Tenant's part to be performed and such failure shall continue beyond all applicable grace or cure periods, Landlord shall have the right, but shall not be obligated, to perform any such covenants, conditions or agreements, and Tenant agrees to pay to Landlord on demand, as additional rent, a sum equal to the amount expended by Landlord in the performance of such covenants, conditions or agreements. In the event Landlord shall perform any such covenants, conditions or agreements, Tenant agrees that Landlord, its agents or employees, may enter the Premises in accordance with the terms of Article 12, and that such entry and such performance shall not constitute an eviction of Tenant, in whole or in part, nor relieve Tenant from the continued performance of all covenants, conditions and agreements of this Lease. Notwithstanding anything in this Lease to the contrary, Tenant shall have no right to abate its rent or to cancel the Lease for failure of Landlord to perform any obligation which it is required to perform hereunder.

ARTICLE 22 - Force Majeure
--------------------------

     If either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of like nature not the fault of the party delayed, then performance of such act shall be excused for the period of the delay and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article shall not operate or excuse the Tenant from the prompt payment of Base Rent or Additional Rent or any other payments required by the terms of this Lease.

ARTICLE 23 - Notices
--------------------

     All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by facsimile (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the second day following the date deposited with such overnight courier service or when transmitted to facsimile machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

     If to Landlord:

          Paul A. Keany
          215 Boston Post Road
          Weston, Massachusetts 02493

               and

          Edward J. Stewart III
          53 Temple Road
          Wellesley, Massachusetts 02482

     With a copy to:

          Shapiro, Israel & Weiner, P.C.
          100 North Washington Street
          Boston, Massachusetts 02114
          Attention: David Baer, Esq.
          Telephone: (617) 472-4200
          Facsimile: (617) 742-2355

     If to Tenant:

          W. F. Wood, Incorporated
          c/o SMTC Corporation
          635 Hood Road
          Markham, Ontario
          Canada L3R 4N6
          Attention: Richard Smith
          Telephone: (905) 479-1810
          Facsimile: (905) 479-9686

     With a copy to:

          Gordon H. Hall, Esq.
          Barristers & Solicitors
          7030 Woodbine Avenue
          Markham, Ontario
          Canada L3R 4N6
          Telephone: (905) 940-1518
          Facsimile: (905) 940-2967

     Either party may, at any time, in the manner set forth for giving notices to the other, set forth a different address to which notice to it may be sent.

ARTICLE 24 - Recording
----------------------

     This Lease shall not be recorded, but a short form notice of this Lease may be recorded upon the request of either party.

ARTICLE 25 - Successors and Assigns
-----------------------------------

     This Lease shall be binding upon and shall inure unto the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

ARTICLE 26 - Governing Law and Interpretation
---------------------------------------------

     The laws of the Commonwealth of Massachusetts shall govern the validity, performance and enforcement of this Lease. Any legal action brought concerning this Lease or any dispute hereunder shall be brought only in the courts of the Commonwealth of Massachusetts or in the federal courts located in such state. The parties hereto submit to the venue and jurisdiction in these courts.

     If any provision of this Lease is held to be invalid, such invalid provision shall be deemed to be severable from and shall not affect the validity of the remainder of this Lease.

ARTICLE 27 - Entire Agreement
-----------------------------

     This Lease and the Schedules and Exhibits attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the leasing of the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them concerning the leasing of the Premises other than as set forth herein. The Trustees executing this Lease on behalf of Landlord do so solely in their capacity as Trustees and shall have no personal liability hereunder whatsoever.

ARTICLE 28 - Amendments
-----------------------

     No amendments, modifications of or supplements to this Lease shall be effective unless in writing, executed and delivered by Landlord and Tenant.

ARTICLE 29 - Brokerage
----------------------

     Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease, and in the event any claim is made against the Landlord relative to dealings with brokers, Tenant shall defend the claim against Landlord with counsel of Landlord's selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of any such claim.

ARTICLE 30 - Expiration of Term - Abandoned Property
----------------------------------------------------

     Upon the expiration or other termination of the Term, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto that are the property of Landlord pursuant to Article 9 or otherwise, broom clean and in as good order, repair and condition as is required of Tenant under Article 8. Tenant may remove all of its property, and shall repair any damages to the Premises caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

     Tenant may remove any personal property from the Premises (including trade fixtures owned by Tenant if Tenant repairs all damage in connection with such removal) upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit; provided, however, that if Landlord terminates this Lease prior to the expiration of the Term, Tenant shall have up to 30 days after notice of termination to remove its Personal Property if during such period it observes the terms and provisions of this Lease, including the obligation to pay rent. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease or pursuant to law.

     In the event Tenant holds over after the expiration of the Term, Tenant shall thereafter be deemed a tenant at sufferance and shall be liable for use and occupancy payments at a rate of one hundred fifty (15 0%) percent of the base rent due hereunder plus additional rent calculated on the basis of the preceding twelve (12) months and prorated on a daily basis, and such occupancy shall otherwise be on the terms and conditions set forth in this Lease.

ARTICLE 31 - When Lease Becomes Binding
---------------------------------------

     The submission of this document for examination and negotiation does not constitute an offer to lease, or reservation, or option for, the Premises. This Lease shall become effective and binding only upon the execution and the delivery hereof by Landlord and Tenant.

ARTICLE 32 - Additional Provisions
----------------------------------

     Landlord has no knowledge of any hazardous materials or toxic wastes, at, in, under or emanating from on the Premises except as disclosed under a Stock Purchase Agreement entered into by and among W.F. Wood, Incorporated, Shareholders of W.F. Wood, Incorporated and HTM Holdings, Inc. of even date (the "Stock Purchase Agreement"). If any hazardous materials or toxic wastes not disclosed under the Stock Purchase Agreement exist on, at, in, under or are emanating from the Premises as of the date of this Lease, or come into existence during the Term through the acts or negligence of Landlord or Landlord's Affiliates (collectively, a "Release") Landlord shall be responsible at its own cost and expense, for the removal and remediation of such hazardous materials or toxic wastes; provided however, that Landlord shall have no liability to Tenant under this sentence unless Tenant's business operations at the Premises are materially adversely affected due to such Release. Landlord has no knowledge of any pending or threatened actions with respect to environmental matters at the Premises as of the date hereof. The respective rights and obligations of Landlord and Tenant hereunder shall in no way modify or alter the respective rights and obligations of the parties under the Stock Purchase Agreement. Landlord acknowledges and agrees that the Sellers under the Stock Purchase Agreement are obligated to perform certain remedial actions in connection with bringing the Premises into compliance with certain Environmental Laws (as defined in the Stock Purchase Agreement) as described in Section 5.7 of the Stock Purchase Agreement (the "Agreed Actions") or reimburse Tenant for its cost of such remediation. If Tenant elects to perform the Agreed Actions, Tenant shall not be required to obtain Landlord's consent to perform the Agreed Actions.

     IN WITNESS WHEREOF, the parties have executed this Lease on the date first above written.


                              Landlord:
                              AIREDALE REALTY TRUST

                              By: /s/ Paul A. Keany
                                  ---------------------------------
                                  Paul A. Keany, as Trustee


                              By: /s/ Edward J. Stewart
                                  ---------------------------------
                                  Edward J. Stewart III, as Trustee


                              Tenant:
                              W.F. WOOD, INCORPORATED


                              By: /s/ Thomas M. Harrington, President
                                  -----------------------------------


                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.                                                      9-8, 1999
---------                                                          ------
     Then personally appeared the above-named Paul A. Keany and Edward J. Stewart III, Trustees of Airedale Realty Trust, and acknowledged the foregoing instrument to be their free act and deed, before me,

                              /s/ Mark G. Scolnick
                              ----------------------------------
                              Notary Public
                              My commission expires:


                         COMMONWEALTH OF MASSACHUSETTS
Middlesex, ss.                                                  Sept. 3, 1999
---------                                                       -------

    Then personally appeared the above named Thomas M. Harrington of W.F. Wood, Incorporated, and acknowledged the foregoing instrument to be his free act and deed, before me,


                              /s/ [signature appears here]
                              ----------------------------
                              Notary Public
                              My commission expires: June 23, 2006

                                  SCHEDULE A

                             Property Description
                             --------------------

A certain parcel of land situated on Everett Street in the Town of Holliston, Middlesex County, Massachusetts and shown as "Lot 2" on a plan entitled "Definitive Subdivision Plan of Everett Industrial Park in Holliston, Mass.;
Owner: W.F. Wood Corp., 1233 Washington Street, Holliston, Massachusetts; Survey by: Colburn Engineering, Inc.," dated June 24, 1982, revised October 21, 1982, and November 15, 1982, which plan is recorded with Middlesex South District Registry of Deeds as Plan No. 1211 of 1982, Book 14802, Page End, being more particularly bounded and described according to said plan as follows:

NORTHWESTERLY       by Everett Street, as shown on said plan, by curving line on three courses, 100.16 feet, 100.29 feet and 152-86 feet;

EASTERLY            by land now or formerly of Serocki, 493.18 feet;

SOUTHERLY           by land now or formerly of Holliston Sand and Gravel Co.,
                    Inc. on three courses, 217.79 feet, 120.52 feet and 91.90 feet;

WESTERLY by land now or formerly of Lowland Realty Trust, 414.51 feet;

NORTHWESTERLY       by Lot 3, as shown on said plan, 67.15 feet.

Said Lot 2 contains 4.05 acres, according to said plan.

                                  SCHEDULE B

                     Annual Base Rent During Extended Term
                     -------------------------------------

Year of Extended Term                                   Annual Rent
---------------------                                   -----------

Year 1                                     $6.70 x 47,570 sq. ft. = $318,719.00

Year 2                                     $7.10 x 47,570 sq. ft. = $337,747.00

Year 3                                     $7.40 x 47,570 sq. fl. = $352,018.00

Year 4                                     $7.60 x 47,570 sq. ft. = $361,532.00